Exhibit 99.1

Janus Contact:
August 29, 2007
Shelley Peterson: 303-316-5625

JANUS ANNOUNCES INVESTMENT MANAGEMENT CHANGES

DENVER — Janus Capital Group Inc. (NYSE: JNS) today announced that Scott Schoelzel, portfolio manager of Janus Twenty Fund, Janus Adviser Forty Fund, Janus Aspen Forty Portfolio and related products for retail and institutional clients and non-US investors, will, after 14 years with the firm, leave Janus at the end of 2007.  Schoelzel, who recently celebrated his 10th anniversary at the helm of Janus Twenty Fund, will take some time off before deciding his future plans.

Between now and year’s end, Schoelzel will begin transitioning the funds to his successor, Ron Sachs, who currently manages Janus Orion Fund.  Sachs will step down as Janus Orion portfolio manager and assume responsibility for Janus Twenty Fund, Janus Adviser Forty Fund, Janus Aspen Forty Portfolio, Janus Capital Funds plc — Janus US Twenty Fund, and accounts in the Institutional Concentrated Growth discipline.  Sachs will be succeeded by John Eisinger, who is a Janus equity research analyst and contributor on Janus Research Fund.

Janus CEO Gary Black said Schoelzel has made significant contributions to the company’s success during his 14 years with Janus and that he’ll leave a lasting impression on the firm.

“Scott has had a stellar investment career.  His 10-year track record on Janus Twenty distinguishes him as one of the premier investors in our industry,” Black said.  “We appreciate his commitment to Janus and wish him well in the next chapter of his life.”

Janus Co-Chief Investment Officer Jonathan Coleman, who has worked with Schoelzel since 1994, called him a “great advocate” for Janus, its shareholders and clients.

“As a portfolio manager, Scott has remarkable instincts and great confidence in Janus’ investment philosophy and process,” Coleman said.  “His competitive drive, passion and commitment to delivering for shareholders are an important legacy for our investment team.”

Since Schoelzel became Janus Twenty Fund portfolio manager in August 1997, the Fund has ranked in the 2nd percentile (4 out of 215) of its Large-Cap Growth Lipper peers on a total-return basis as of July 31, 2007.  For the same 1-, 3-, 5- and 10-year periods, Janus Twenty Fund has ranked in the 10th, 1st, 1st and 2nd percentiles (68 out of 720, 2 out of 614, 2 out of 501, 4 out of 205) of its Lipper peers, respectively, based on total returns. Janus Twenty Fund has also outperformed its benchmark, the S&P 500® Index, based on 1-, 3-, 5- and 10-year annualized total returns (1).

Schoelzel’s strong investment performance has earned him a host of honors through the years. In 1998, Schoelzel was named Mutual Fund Magazine’s Portfolio Manager of the Year.  In 2004, Janus Twenty Fund was Lipper’s #1 ranked fund in the Large-Cap Growth category (1 out of 652) and both Janus Twenty Fund and Janus Adviser Forty Fund Class S Shares currently enjoy prestigious five-star risk-adjusted overall ratings from Morningstar(2) and “Lipper Leader” recognition for total returns and consistent returns, as of July 31, 2007.  Earlier this month, Schoelzel was again named one of the “Top 100” mutual fund managers in the annual Barron’s/Value Line survey.

“I’ve taken great pride in my stewardship of the money people have trusted me to manage,” Schoelzel said. “I’m particularly proud to have persevered through the tougher times earlier this decade to deliver results many investors expect from Janus.  I’ve always believed in Janus and knew that we’d endure and emerge stronger than ever. Now that we’ve done that—it’s time for the next generation of managers to continue the journey.  I’ve celebrated 10 great years running Janus Twenty—it’s time to consider new challenges.”

Schoelzel’s successor, Ron Sachs, joined Janus in 1996 and has managed Janus Orion Fund since its inception in June 2000. In managing Janus Orion, a focused multi-cap growth portfolio, Sachs has

(1) See pages 4-5 for standardized Janus Twenty Fund returns as of 6-30-07.

(2)The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. Detailed Morningstar risk-adjusted rankings and total returns are on page 5.

outperformed the Russell 3000 Growth® Index for the 1-, 3-, 5-year and since portfolio inception time periods, as of July 31, 2007(3).

The Fund has also earned a five-star overall rating out from Morningstar (2) based on risk-adjusted returns as of July 31, 2007.  Janus Orion Fund has ranked in the 2nd, 1st and 1st percentiles of its Multi-Cap Growth Lipper peers for the 1-, 3- and 5-year periods, respectively, based on total returns as of July 31, 2007.

As Sachs takes over Janus Twenty Fund and its related portfolios, he said investors should not expect big changes from the way Schoelzel managed them.  “These portfolios will continue to be focused and invest in what I feel are the best growth companies with the most attractive risk-reward tradeoffs,” Sachs said.  “In many ways, our styles are naturally quite similar.  Like Scott, I have used a high-conviction, low-turnover approach in managing Orion.”

Before coming to Janus, Sachs worked as a strategy consultant with Bain & Company and as a securities attorney. He graduated cum laude from Princeton University with a bachelor’s degree in economics and obtained his law degree from the University of Michigan. He holds the Chartered Financial Analyst designation.

Eisinger, whose stock selections have made significant contributions to Janus Research Fund, will succeed Sachs on Janus Orion Fund and related portfolios.  He has served as an equity research analyst since April 2003, focusing on the technology, financial and consumer sectors.  Prior to joining Janus, John was an equity analyst for five years, working at Fidelity Investments, Bowman Capital and Palantir Partners LP.  Mr. Eisinger holds a bachelor’s degree in finance from Boston College, Carroll School of Management, where he graduated summa cum laude.  Mr. Eisinger has nine years of professional investment experience.

“John has been a top-performing analyst since joining the firm and has consistently proven himself as a leader on the investment team,” said Co-Chief Investment Officer, Gibson Smith.  “We believe he’s well prepared to follow Ron as manager of Janus Orion Fund and to continue delivering strong performance for shareholders.”

(3)See pages 4-5 for Morningstar risk-adjusted rankings and standardized Janus Orion Fund returns.

About Janus Capital Group Inc.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies. Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of June 2007, Janus managed $190.6 billion in assets for more than four million shareholders, clients and institutions around the globe. Outside the U.S., Janus has offices in London, Tokyo and Hong Kong. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Capital Group Partners, Inc. (doing business as Rapid Solutions Group). In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-877-335-2687 or download the file from janus.com. Read it carefully before you invest or send money.

Performance as of 7/31/07

Fund (Inception Date)	PM Inception Date	1-year	3-year	5-year	10-year	Since PM Inception	Fund’s Annual Gross Expense Ratio as of fiscal year-end
Janus Twenty Fund* (Apr-85)	Aug-97	22.01%	18.39%	15.81%	7.91%	8.82%	0.92%
S&P 500® Index		16.13%	11.76%	11.81%	5.98%	6.65%	N/A
Janus Orion Fund (Jun-00)	Jun-00	35.06%	24.42%	22.39%	N/A	2.49%	1.01%
Russell 3000 Growth® Index		19.24%	10.51%	10.57%	3.38%	-4.19%	N/A

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-877-335-2687 or visit janus.com for performance current to the most recent month-end.

Performance as of 6/30/07

Fund (Inception Date)	PM Inception Date	1-year	3-year	5-year	10-year	Since PM Inception	Fund’s Annual Gross Expense Ratio of fiscal year-end
Janus Twenty Fund* (Apr-85)	Aug-97	24.65%	15.95%	14.25%	9.18%	8.95%	0.92%
S&P 500®Index		20.59%	11.68%	10.71%	7.13%	7.05%	N/A
Janus Orion Fund (Jun-00)	Jun-00	26.04%	20.69%	18.33%	N/A	1.92%	1.01%
Russell 3000 Growth® Index		18.84%	8.97%	9.58%	4.42%	-3.98%	N/A

Returns include reinvestment of dividends and capital gains. Returns shown for periods greater than one year are annualized.

A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest with Janus Smart Portfolios. Additional risks to the fund(s) may include those associated with investing in foreign securities, emerging markets, initial public offerings, derivatives and companies with relatively small market capitalizations. Please see a Janus prospectus or janus.com for more information about risk, fund holdings and details.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

Lipper Inc. - A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of front-end loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield, and therefore the ranking for the period.

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) Janus Orion Fund was rated against the following numbers of U.S.-domiciled Mid-Cap Growth funds over the following time periods: 814 funds in the last three years and for the Overall rating and 667 funds in the last five years. With respect to these Mid-Cap Growth funds, Janus Orion Fund received a Morningstar RatingTM of 5 stars and 5 stars for the three- and five-year periods, respectively. Janus Twenty Fund was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 1,431 funds in the last three years and for the Overall rating, 1,171 funds in the last five years, and 488 funds in the last ten years. With respect to these Large Growth funds, Janus Twenty Fund received a Morningstar RatingTM of 5 stars, 5 stars and 4 stars for the three-, five- and ten-year periods, respectively. Janus Adviser Forty Fund S Shares was rated against the following numbers of U.S.-domiciled Large Growth funds over the following time periods: 1,431 funds in the last three years and for the Overall rating, 1,171 funds in the last five years, and 488 funds in the last ten years. With respect to these Large Growth funds, Janus Adviser Forty Fund S Shares received a Morningstar RatingTM of 5 stars, 5 stars and 5 stars for the three-, five- and ten-year periods, respectively. The Morningstar Ratings may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor Fund. © 2007 Morningstar, Inc.  All Rights Reserved.

There is no assurance that the investment process will consistently lead to successful investing.

*Janus Twenty Fund is closed to new investors

The Russell 3000® Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. The stocks in this index are also members of either the Russell 1000® Growth or the Russell 2000® Growth indexes.

The S&P 500® Index is the Standard & Poor’s composite index of 500 stocks, a widely recognized, unmanaged index of common stock prices.

The Fund’s portfolio may differ significantly from the securities held in the index. The index is unmanaged and not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

Janus Capital Funds Plc is a UCITS established under Irish law; it is not available to US or UK persons. Issued by Janus Capital International Limited, authorized and regulated by the Financial Services Authority and in Hong Kong by Janus Capital Asia Limited, licensed and regulated by the Securities and Futures Commission.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Funds/Portfolios Distributed by Janus Distributors LLC (8/07)